Exhibit 99.1

HyperFeed Reports Year End 2005 Results

CHICAGO, March 10, 2006 — HyperFeed Technologies, Inc. (OTCBB: HYPR), a provider of ticker plant technologies, data distribution, smart order routing, and managed data services to the financial community, today reported results for the year ended December 31, 2005. The audit of the HyperFeed’s financial statements is still in process and, as a result, the results contained in this press release should be considered preliminary.

HyperFeed’s revenue in 2005 was $4.3 million versus $6.0 million in 2004, representing a decrease of 28% year over year. Due to Moneyline Telerate’s acquisition by Reuters, Telerate terminated their contract with HyperFeed at the end of 2004. HyperFeed had recognized $3.6 million of revenue from Telerate in 2004 and no revenue in 2005. The Company reported a net loss of $9.2 million in 2005, or $2.40 per share, versus net loss of $5.0 million, or $1.62 per share, in 2004. During 2005, HyperFeed acquired the assets of Focus Technology Group LLC, including its Smart Order Routing Technology for Traders, and entered into an agreement to license Telerate’s TRS and Active8 technology.

Net cash and cash equivalents of $0.3 million at December 31, 2005 increased $0.1 million from $0.2 million at December 31, 2004. The Company’s majority stockholder, PICO Holdings, Inc. (“PICO”), has committed to lend the Company $5.0 million under a secured convertible promissory note, which it expects to issue in March 2006. HyperFeed has had preliminary discussions with PICO to provide additional financing, which HyperFeed believes is necessary to continue to fund its business plan over the next twelve months. Management believes that this additional funding will be adequate for HyperFeed to continue as a going concern; however, there is no assurance that the funding will be obtained or at an adequate level for HyperFeed to continue as a going concern. Any additional financing will be subject to HyperFeed’s Board approval.

Since January 2004, HyperFeed has signed contracts valued at an aggregate of $11.7 million in payments to HyperFeed during their initial terms, of which $4.3 million was recognized in 2004, $2.5 million was recognized in 2005, and $2.4 million is expected to be recognized in 2006. Under HyperFeed’s current business model, it has entered into renewable license agreements that provide for subscription-based payment terms; that is, periodic rather than up-front payments of license fees, which we believe has the effect of building a less volatile revenue base that provides consistent growth with the addition of each new customer.

In May 2005, HyperFeed Technologies entered into an exclusive agreement with Moneyline Telerate and Reuters Limited to license globally in perpetuity the source code for both Telerate’s Trading Room System (“TRS”) and Active8 technology. Under the terms of the license, HyperFeed is entitled to use and further develop the TRS technology and the Active8 technology to offer its own market data platform and associated data display workstation worldwide. In August 2005, HyperFeed entered into a $1.5 million exclusive, multi-year distributor agreement with MarketXS, a leading European provider of real-time market data technology and trading solutions, that gives MarketXS the right to license, distribute, and support HyperFeed’s HMDP and OCC products in Europe, the Middle East, and Africa. HyperFeed plans to provide software upgrades, maintenance and second level support, while MarketXS is expected to provide European development, technical sales, and first level maintenance support. In January 2006, HyperFeed expanded its global presence by opening an office in London, England.

Mr. Paul Pluschkell, President and CEO of HyperFeed, said, “We have continued expanding into new markets with our subscription-based business model. We are making inroads into European markets with our HMDP and OCC products, while our extremely low latency HSOURCE product is already in use with several hedge funds. With our current suite of products, we believe we can penetrate all levels of the market, providing everything from a fully managed ticker plant to an ultra low latency feed handler to data distribution to market snapshot software for REG-NMS compliance. We believe there are vast opportunities open for the global and open trading environment we can provide.”

Mr. Pluschkell adds, “As a PICO subsidiary, we have more management and financial support available for our business model. This year we have signed thirty additional contracts valued at $4.2 million, of which we could recognize $1.5 million of revenue in 2006. We have made significant advances in number of customers with a total of 55 contracts through December 31, 2005. This is a 90% increase over the 29 contracts we had at the end of 2004.”

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HYPERFEED TECHNOLOGIES, INC. AND SUBSIDIARY

Consolidated Balance Sheets

	2005	2004
December 31	(Unaudited)	(Audited)

ASSETS
Current assets:
Cash and cash equivalents	$302,171	$193,702
Accounts receivable, less allowance for doubtful accounts of: 2005: $101,309; 2004:
$34,031	191,656	576,092
Notes receivable, less allowance of: 2005: $10,830; 2004: $60,830	90,493	93,798
Prepaid expenses and other current assets	64,351	125,890
Assets related to discontinued operations	57,094	72,270

Total current assets	705,765	1,061,752

Property and equipment
Computer equipment	1,511,660	1,627,021
Communication equipment	737,993	1,031,370
Furniture and fixtures	74,853	106,559
Leasehold improvements	9,260	531,809

	2,333,766	3,296,759
Less: accumulated depreciation and amortization	(1,798,168)	(2,457,645)

Property and equipment, net	535,598	839,114

Other intangible assets, net of accumulated amortization of: 2005: $432,917; 2004: $229,167	224,583	78,333
Software development costs, net of accumulated amortization of: 2005: $2,709,165; 2004: $3,016,799	3,102,182	1,686,975
Deposits and other assets	47,390	46,472

Total assets	$4,615,518	$3,712,646

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit	$1,310,000	$465,000
Accounts payable	1,423,756	634,299
Accrued expenses	272,342	170,547
Accrued professional fees	189,975	158,225
Accrued compensation	80,279	77,763
Income taxes payable	12,014	27,270
Unearned revenue	245,774	268,042
Liabilities related to discontinued operations	533,548	849,172

Total current liabilities	4,067,688	2,650,318

Noncurrent liabilities
Accounts payable, less current portion	815,625	—
Accrued expenses, less current portion	287,347	297,164

Total current liabilities	1,102,972	297,164

Total liabilities	5,170,660	2,947,482

Stockholders’ Equity
Preferred stock, $.001 par value; authorized 5,000,000 shares; issued and outstanding:
Series A and B 5% convertible: 0 shares at December 31, 2005 and 2004	—	—
Common stock, $.001 par value; authorized 50,000,000 shares; issued and outstanding:
7,641,889 shares at December 31, 2005 and 3,064,493 shares at December 31, 2004	7,642	3,065
Additional paid-in capital	54,004,205	46,111,516
Accumulated deficit	(54,566,989)	(45,349,417)

Total stockholders’ equity	(555,142)	765,164

Total liabilities and stockholders’ equity	$4,615,518	3,712,646

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HYPERFEED TECHNOLOGIES, INC. AND SUBSIDIARY

Consolidated Statements of Operations

	2005	2004	2003
For the following years ended December 31	(Unaudited)	(Audited)	(Audited)

Revenue
HyperFeed	$3,918,162	$5,512,172	$1,029,340
HYPRWare	351,456	454,916	570,623

Total revenue	4,269,618	5,967,088	1,599,963

Direct costs of revenue	1,443,084	1,585,129	1,537,323

Gross margin	2,826,534	4,381,959	62,640

Operating expenses
Sales and marketing	1,773,026	1,827,304	614,845
General and administrative	3,106,668	3,021,341	3,121,500
Research and development	1,779,386	1,441,472	1,827,975
Operations	2,745,599	2,236,969	186,706
Depreciation and amortization	756,881	870,330	997,729

Total operating expenses	10,161,560	9,397,416	6,748,755

Loss from operations	(7,335,026)	(5,015,457)	(6,686,115)

Other income (expense)
Interest income	1,297	9,427	20,381
Interest expense	(1,921,095)	(4,151)	(1,636)

Net other income	(1,919,798)	5,276	18,745

Loss from continuing operations before income taxes	(9,254,824)	(5,010,181)	(6,667,370)
Income tax benefit	(207,000)	(12,000)	(2,612,000)

Loss from continuing operations	(9,047,824)	(4,998,181)	(4,055,370)

Discontinued operations
Income (loss) from discontinued operations, net of taxes (benefit) of 2005: $(3,000); 2004: $(180,000); 2003: $(29,000)	(504,748)	(266,780)	1,329,343
Gain on disposition of discontinued operations, net of taxes of 2005: $210,000, 2004: $192,000; 2003: $2,681,000	335,000	308,000	4,326,845

Income from discontinued operations	(169,748)	41,220	5,656,188

Net income (loss) available for common stockholders	$(9,217,572)	$(4,956,961)	$1,600,818

Basic and diluted net income (loss) per share available for common stockholders:
Continuing operations	$(2.36)	$(1.63)	$(1.43)
Discontinued operations	(0.04)	0.01	1.99

Basic net income (loss) per share available for common stockholders	$(2.40)	$(1.62)	$0.56

Basic and diluted weighted-average common shares outstanding	3,835,902	3,059,176	2,844,751

HyperFeed Contact:	Tom Wojciechowski	(312) 913-2800	twojciechowski@hyperfeed.com

Media Contact:	Thor Harris, Artin Arts	(201) 206-0903	thor@artinarts.com